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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2002, except for Note 16, as to which the date is March 19, 2002, relating to the Financial Statements and schedule of Presstek, Inc. included in Presstek, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 29, 2001.

                                                   /s/ BDO Seidman, LLP



New York, New York
August 7, 2002